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                                                                    Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 23, 1999, included as exhibit to F.N.B. Corporation's Annual Report on Form 10-K filed March 13, 2000, with respect to our audits of the financial statements of Guaranty Bank & Trust Company for the years ended December 31, 1998 and 1997. We also consent to the reference to our firm as experts under the caption "Experts."


                                           /s/ BOBBITT PITTINGER & COMPANY, P.A.



Sarasota, Florida
May 31, 2000